EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lucas Energy, Inc.
Bellaire, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 29, 2009 relating to the audit of the consolidated balance sheets of Lucas Energy. Inc. as of March 31 2009 and 2008 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended March 31, 2009 and 2008 included in the Annual Report on Form 10-K.

/s/GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

April 23, 2010